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Exhibit 23

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-10797 of Union Pacific Corporation on Form S-8 of our report dated August 20, 1996 appearing in this Annual Report on Form 11-K of the Chicago and North Western Railway Company Profit Sharing and Retirement Savings Program for the year ended December 31, 1995.



/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Omaha, Nebraska

August 26, 1996